Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Second Quarter Ended June 30, 2020 Operating Results

Three Month Results

•	Net revenue was $347.7 million

•	Net income was $31.4 million

•	Adjusted EBITDA was $133.2 million

Six Month Results

•	Net revenue was $754.2 million

•	Net income was $71.9 million

•	Adjusted EBITDA was $293.0 million

Baton Rouge, LA – August 6, 2020 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2020.

“As we anticipated, business picked up during the quarter as stay-at-home orders were lifted, drivers hit the roads and many businesses reopened. As we put concerns about the size of the OOH audience in the rear-view mirror, our customers began to spend again. This recovery in contract activity continued into the third quarter, and although the second surge of COVID-19 cases has taken a little wind out of our sails, we remain cautiously optimistic about the revenue outlook for the balance of 2020,” said CEO Sean Reilly. “On the expense side, we are seeing the benefits of our efforts to contain costs and adjust our operations to the current environment.”

Second Quarter Highlights

•	Total operating expenses decreased 7.7%

•	Acquisition-adjusted consolidated expenses decreased 12.2%

•	Total liquidity increased to $1.1 billion

Second Quarter Results

Lamar reported net revenues of $347.7 million for the second quarter of 2020 versus $448.7 million for the second quarter of 2019, a 22.5% decrease. Operating income for the second quarter of 2020 decreased $77.7 million to $66.5 million as compared to $144.1 million for the same period in 2019. Lamar recognized net income of $31.4 million for the second quarter of 2020 as compared to net income of $118.4 million for same period in 2019, a decrease of $87.0 million. Net income per diluted share was $0.31 and $1.18 for the three months ended June 30, 2020 and 2019, respectively.

Adjusted EBITDA for the second quarter of 2020 was $133.2 million versus $207.9 million for the second quarter of 2019, a decrease of 35.9%.

Cash flow provided by operating activities was $147.7 million for the three months ended June 30, 2020, a decrease of $28.6 million as compared to the same period in 2019. Free cash flow for the second quarter of 2020 was $88.1 million as compared to $133.0 million for the same period in 2019, a 33.7% decrease.

For the second quarter of 2020, funds from operations, or FFO, was $92.1 million versus $159.3 million for the same period in 2019, a decrease of 42.2%. Adjusted funds from operations, or AFFO, for the second quarter of 2020 was $96.1 million compared to $154.1 million for the same period in 2019, a decrease of 37.7%. Diluted AFFO per share decreased 38.3% to $0.95 for the three months ended June 30, 2020 as compared to $1.54 for the same period in 2019.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the second quarter of 2020 decreased 23.4% as compared to acquisition-adjusted net revenue for the second quarter of 2019. Acquisition-adjusted EBITDA for the second quarter of 2020 decreased 36.4% as compared to acquisition-adjusted EBITDA for the second quarter of 2019. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2019 period for acquisitions and divestitures for the same time frame as actually owned in the 2020 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Six Months Results

Lamar reported net revenues of $754.2 million for the six months ended June 30, 2020 versus $833.2 million for the same period in 2019, a 9.5% decrease. Operating income for the six months ended June 30, 2020 was $163.0 million as compared to $234.9 million for the same period in 2019. Lamar recognized net income of $71.9 million for the six months ended June 30, 2020 as compared to net income of $169.6 million for the same period in 2019. Net income per diluted share decreased to $0.71 for the six months ended June 30, 2020 as compared to $1.69 for the same period in 2019. In addition, adjusted EBITDA for the six months ended June 30, 2020 was $293.0 million versus $354.1 million for the same period in 2019, a 17.2% decrease.

Cash flow provided by operating activities decreased to $210.7 million for the six months ended June 30, 2020, as compared to $237.0 million in the same period in 2019. Free cash flow for the six months ended June 30, 2020 decreased 14.1% to $185.2 million as compared to $215.6 million for the same period in 2019.

For the six months ended June 30, 2020, FFO was $189.7 million versus $264.3 million for the same period in 2019, a 28.2% decrease. AFFO for the six months ended June 30, 2020 was $209.3 million compared to $253.0 million for the same period in 2019, a 17.3% decrease. Diluted AFFO per share decreased to $2.08 for the six months ended June 30, 2020, as compared to $2.53 in the same period in 2019, a decrease of 17.8%.

Liquidity

As of June 30, 2020, Lamar had $1.1 billion in total liquidity that consisted of $737.2 million available for borrowing under its revolving senior credit facility, $171.8 million available under the Accounts Receivable Securitization Program and approximately $177.1 million in cash and cash equivalents. There were no borrowings outstanding on the Company’s revolving credit facility or Accounts Receivable Securitization Program as of June 30, 2020.

Recent Developments and COVID-19 Update

On July 30, 2020, Lamar Media announced its intent to redeem $267.5 million in aggregate principal amount of its outstanding 5% Senior Subordinated Notes due 2023 (the “5% Notes”) on August 31, 2020. Following the redemption, $267.5 million of the original $535.0 million in aggregate principal amount of the 5% Notes will remain outstanding under the indenture.

On May 13, 2020, Lamar Media issued $400.0 million in aggregate principal amount of 4 7/8% Senior Notes due 2029. The issuance resulted in net proceeds to Lamar Media of approximately $395.0 million. Net proceeds from the issuance, along with cash on hand, were used to pay in full outstanding borrowings under our revolving credit facility. Additionally, during the quarter the Company repaid the remaining outstanding balance on the Accounts Receivable Securitization Program.

Lamar continues to actively monitor the effects of the COVID-19 pandemic on our business, employees and the business of our advertisers. In response to the virus’s effect on the overall economy and decreased demand for outdoor advertising we have taken the following measures to reduce our operating costs and increase our liquidity:

•	issued $400.0 million in 4 7/8% Senior Notes increasing our total liquidity to $1.1 billion as of June 30, 2020;

•

amended billboard land lease agreements to reduce fixed lease expenses, which, together with reduced revenue share lease expenses due to declines in revenue, resulted in acquisition-adjusted lease expense savings of $3.7 million for the three months ended June 30, 2020 as compared to the same period in 2019;

•

negotiated temporary franchise fee relief from our transit and airport franchise partners. In conjunction with revenue share reductions due to declines in revenue, total franchise fees decreased by $6.5 million during the three months ended June 30, 2020 as compared to the same period in 2019; and

•	reduced our workforce by approximately 5% through attrition and selected layoffs.

We will continue to actively monitor the situation and may take further actions to alter our business operations as may be required by federal, state or local authorities, or that we determine are in the best interest of our employees, customers, partners and shareholders.

Revised Guidance

We are revising our 2020 guidance to incorporate the impact of the COVID-19 pandemic on our business. We now expect net income per diluted share for fiscal year 2020 will be between $1.55 and $1.93, with diluted AFFO per share between $4.16 and $4.56. See “Supplemental Schedules and Unaudited Reconciliations of Non-GAAP Measures,” for a reconciliation to GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the novel coronavirus (COVID-19) pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including the impact caused by the novel coronavirus (COVID-19) pandemic and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments, capitalized contract fulfillment costs, net and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases.

•

Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) impact of ASC 842 adoption; (iii) capitalized contract fulfillment costs, net (iv) stock-based compensation expense; (v) non-cash portion of tax provision; (vi) non-real estate related depreciation and amortization; (vii) amortization of deferred financing costs; (viii) loss on extinguishment of debt; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.

•	Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•

Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, capitalized contract fulfillment costs, net and loss (gain) on disposition of assets and investments. The prior period is also adjusted for the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases and to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, August 6, 2020 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-777-6991
Passcode:	65248056

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	71379105
Available through Wednesday, August 12, 2020 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com
Webcast Replay:	www.lamar.com
Available through Wednesday, August 12, 2020 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with approximately 385,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,600 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net revenues	$347,652	$448,742	$754,221	$833,199

Operating expenses (income)
Direct advertising expenses	133,023	148,990	282,517	293,234
General and administrative expenses	66,104	75,687	145,612	153,199
Corporate expenses	15,329	16,130	33,079	32,707
Stock-based compensation	2,725	5,273	6,162	7,506
Impact of ASC 842 adoption (lease accounting standard)	—	1,009	—	1,930
Capitalized contract fulfillment costs, net	1,036	(3,609)	1,036	(8,304)
Depreciation and amortization	63,998	61,693	126,311	123,199
Gain on disposition of assets	(1,015)	(537)	(3,519)	(5,161)

Total operating expense	281,200	304,636	591,198	598,310

Operating income	66,452	144,106	163,023	234,889
Other expense (income)
Loss on extinguishment of debt	5	—	18,184	—
Interest income	(179)	(232)	(369)	(385)
Interest expense	35,437	38,322	71,990	75,917

	35,263	38,090	89,805	75,532

Income before income tax (benefit) expense	31,189	106,016	73,218	159,357
Income tax (benefit) expense	(240)	(12,380)	1,296	(10,292)

Net income	31,429	118,396	71,922	169,649
Preferred stock dividends	91	91	182	182

Net income applicable to common stock	$31,338	$118,305	$71,740	$169,467

Earnings per share:
Basic earnings per share	$0.31	$1.18	$0.71	$1.70

Diluted earnings per share	$0.31	$1.18	$0.71	$1.69

Weighted average common shares outstanding:
- basic	100,765,681	100,012,827	100,677,510	99,862,452
- diluted	100,861,881	100,222,682	100,818,347	100,058,054

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$133,196	$207,935	$293,013	$354,059
Interest, net	(33,758)	(36,752)	(68,743)	(72,862)
Current tax expense	(654)	(3,533)	(2,609)	(4,829)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(10,565)	(34,609)	(36,274)	(60,560)

Free cash flow	$88,128	$132,950	$185,205	$215,626

	June 30,	December 31,
	2020	2019
Selected Balance Sheet Data:
Cash and cash equivalents	$177,093	$26,188
Working capital surplus (deficit)	$50,375	$(362,639)
Total assets	$5,981,581	$5,941,155
Total debt, net of deferred financing costs (including current maturities)	$3,155,899	$2,980,118
Total stockholders’ equity	$1,123,371	$1,180,306

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Selected Cash Flow Data:
Cash flows provided by operating activities	$147,745	$176,323	$210,677	$237,049
Cash flows used in investing activities	$22,089	$46,070	$57,677	$137,145
Cash flows used in financing activities	$445,542	$145,930	$1,903	$104,347

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$147,745	$176,323	$210,677	$237,049
Changes in operating assets and liabilities	(44,872)	(3,819)	18,279	50,350
Total capital expenditures	(10,565)	(34,609)	(36,274)	(60,560)
Preferred stock dividends	(91)	(91)	(182)	(182)
Impact of ASC 842 adoption (lease accounting standard)	—	1,009	—	1,930
Capitalized contract fulfillment costs, net	1,036	(3,609)	1,036	(8,304)
Other	(5,125)	(2,254)	(8,331)	(4,657)

Free cash flow	$88,128	$132,950	$185,205	$215,626

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$31,429	$118,396	$71,922	$169,649
Loss on extinguishment of debt	5	—	18,184	—
Interest income	(179)	(232)	(369)	(385)
Interest expense	35,437	38,322	71,990	75,917
Income tax (benefit) expense	(240)	(12,380)	1,296	(10,292)

Operating income	66,452	144,106	163,023	234,889
Stock-based compensation	2,725	5,273	6,162	7,506
Impact of ASC 842 adoption (lease accounting standard)	—	1,009	—	1,930
Capitalized contract fulfillment costs, net	1,036	(3,609)	1,036	(8,304)
Depreciation and amortization	63,998	61,693	126,311	123,199
Gain on disposition of assets	(1,015)	(537)	(3,519)	(5,161)

Adjusted EBITDA	$133,196	$207,935	$293,013	$354,059

Capital expenditure detail by category:
Billboards - traditional	$1,503	$13,431	$8,023	$22,693
Billboards - digital	5,227	14,418	16,802	26,037
Logo	670	2,492	3,545	3,904
Transit	289	617	1,855	1,796
Land and buildings	1,022	1,208	2,258	1,696
Operating equipment	1,854	2,443	3,791	4,434

Total capital expenditures	$10,565	$34,609	$36,274	$60,560

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$347,652	$448,742	(22.5)%	$754,221	$833,199	(9.5)%
Acquisitions and divestitures	—	5,075		—	10,209

Acquisition-adjusted net revenue	$347,652	$453,817	(23.4)%	$754,221	$843,408	(10.6)%

Reported direct advertising and G&A expenses (b)	$199,127	$224,677	(11.4)%	$428,129	$446,433	(4.1)%
Acquisitions and divestitures	—	3,469		—	7,641

Acquisition-adjusted direct advertising and G&A expenses	$199,127	$228,146	(12.7)%	$428,129	$454,074	(5.7)%

Outdoor operating income	$148,525	$224,065	(33.7)%	$326,092	$386,766	(15.7)%
Acquisitions and divestitures	—	1,606		—	2,568

Acquisition-adjusted outdoor operating income	$148,525	$225,671	(34.2)%	$326,092	$389,334	(16.2)%

Reported corporate expenses(b)	$15,329	$16,130	(5.0)%	$33,079	$32,707	1.1%
Acquisitions and divestitures	—	—		—	—

Acquisition-adjusted corporate expenses	$15,329	$16,130	(5.0)%	$33,079	$32,707	1.1%

Adjusted EBITDA	$133,196	$207,935	(35.9)%	$293,013	$354,059	(17.2)%
Acquisitions and divestitures	—	1,606		—	2,568

Acquisition-adjusted EBITDA	$133,196	$209,541	(36.4)%	$293,013	$356,627	(17.8)%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2019 for acquisitions and divestitures for the same time frame as actually owned in 2020.

(b)

Does not include expenses (income) of $1,036 for the three and six months ended June 30, 2020 and $(2,600) and $(6,374) for the three and six months ended June 30, 2019, respectively, related to the impact of ASC 842 for lease accounting and capitalization contract fulfillment costs, net.

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$31,429	$118,396	(73.5)%	$71,922	$169,649	(57.6)%
Loss on extinguishment of debt	5	—		18,184	—
Interest expense, net	35,258	38,090		71,621	75,532
Income tax (benefit) expense	(240)	(12,380)		1,296	(10,292)

Operating income	66,452	144,106	(53.9)%	163,023	234,889	(30.6)%
Corporate expenses	15,329	16,130		33,079	32,707
Stock-based compensation	2,725	5,273		6,162	7,506
Impact of ASC 842 adoption (lease accounting standard)	—	1,009		—	1,930
Capitalized contract fulfillment costs, net	1,036	(3,609)		1,036	(8,304)
Depreciation and amortization	63,998	61,693		126,311	123,199
Gain on disposition of assets	(1,015)	(537)		(3,519)	(5,161)

Outdoor operating income	$148,525	$224,065	(33.7)%	$326,092	$386,766	(15.7)%

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$281,200	$304,636	(7.7)%	$591,198	$598,310	(1.2)%
Gain on disposition of assets	1,015	537		3,519	5,161
Depreciation and amortization	(63,998)	(61,693)		(126,311)	(123,199)
Impact of ASC 842 adoption (lease accounting standard)	—	(1,009)		—	(1,930)
Capitalized contract fulfillment costs, net	(1,036)	3,609		(1,036)	8,304
Stock-based compensation	(2,725)	(5,273)		(6,162)	(7,506)
Acquisitions and divestitures	—	3,469		—	7,641

Acquisition-adjusted consolidated expense	$214,456	$244,276	(12.2)%	$461,208	$486,781	(5.3)%

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Adjusted Funds From Operations:
Net income	$31,429	$118,396	$71,922	$169,649
Depreciation and amortization related to real estate	61,089	58,178	120,453	116,178
Gain from disposition of real estate assets	(555)	(410)	(3,098)	(4,884)
Non-cash tax benefit for REIT converted assets	—	(17,031)	—	(17,031)
Adjustment for unconsolidated affiliates and non-controlling interest	140	156	389	354

Funds from operations	$92,103	$159,289	$189,666	$264,266

Straight-line expense (income)	679	20	1,733	(216)
Impact of ASC 842 adoption (lease accounting standard)	—	1,009	—	1,930
Capitalized contract fulfillment costs, net	1,036	(3,609)	1,036	(8,304)
Stock-based compensation expense	2,725	5,273	6,162	7,506
Non-cash portion of tax provision	(894)	1,118	(1,313)	1,910
Non-real estate related depreciation and amortization	2,909	3,515	5,858	7,021
Amortization of deferred financing costs	1,500	1,338	2,878	2,670
Loss on extinguishment of debt	5	—	18,184	—
Capitalized expenditures—maintenance	(3,863)	(13,689)	(14,492)	(23,396)
Adjustment for unconsolidated affiliates and non-controlling interest	(140)	(156)	(389)	(354)

Adjusted funds from operations	$96,060	$154,108	$209,323	$253,033

Divided by weighted average diluted common shares outstanding	100,861,881	100,222,082	100,818,347	100,058,054

Diluted AFFO per share	$0.95	$1.54	$2.08	$2.53

SUPPLEMENTAL SCHEDULES

AND UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revised projected 2020 Adjusted Funds From Operations:

	Year ended December 31, 2020
	Low	High
Net income	$156,500	$194,500
Depreciation and amortization related to real estate	235,600	235,600
Gain from disposition of real estate assets and investments	(6,000)	(6,000)
Adjustment for unconsolidated affiliates and non-controlling interest	700	700

Funds From Operations	$386,800	$424,800

Straight-line expense	3,000	3,000
Capitalized contract fulfillment costs, net	1,000	1,000
Stock-based compensation expense	14,000	16,000
Non-cash portion of tax provision	(1,000)	(1,000)
Non-real estate related depreciation and amortization	12,400	12,400
Amortization of deferred financing costs	6,150	6,150
Loss on extinguishment of debt	22,500	22,500
Capitalized expenditures—maintenance	(24,000)	(24,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(700)	(700)

Adjusted Funds From Operations	$420,150	$460,150

Weighted average diluted shares outstanding	100,900,000	100,900,000

Diluted earnings per share	$1.55	$1.93

Diluted AFFO per share	$4.16	$4.56

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of August 2020. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.